Exhibit 99.1

Company Contact:
Richard Stern, President & CEO
856-414-9100

ACCESS TO MONEY, INC. REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS

CHERRY HILL, NJ, May 16, 2011 – Access to Money, Inc. (OTC BB: AEMI), one of the largest providers and non-bank operators of ATMs in the United States, reports its financial results for the first quarter ended March 31, 2011.

Richard Stern, President and CEO of Access to Money said, "While our first quarter results are not satisfying, I can report that we are starting to see the improvements that we expected from the initiatives that we started in 2010.  For example, we placed 41 transacting Dunkin Donut locations during the quarter and received signed commitments for over 100 new locations which we expect to activate during 2011.  We continue to significantly expand this relationship and look forward to continued growth in this area.  As I stated at the end of the fourth quarter of 2010, the sales pipeline for this opportunity is extremely promising and I am confident that we will continue to show increasingly positive results from this customer as the year progresses.

"We have placed over 300 new, higher functioning ATMs in the Pantry portfolio and should have over 1,000 ATMs installed by early third quarter 2011.  Towards that end, each of these new ATMs is exhibiting increased transactional levels resulting in increased revenue for the Company.  While we did not experience significant revenue growth from these placements in the first quarter, we should see the benefits from this initiative in future periods."

Mr. Stern continued, "We also installed 10 new ATMs in our off premise Financial Institution program.  While the number of ATMs placed in this program may appear to be relatively small, it is important to note that these are typically very high transacting ATMs that produce significant net revenue.  Often, the volume generated by these ATMs is 3 – 5 greater than ATMs that we place in a standard retail location.  As a result, the financial benefit from these placements has a meaningful positive impact on our financial performance."

Mr. Stern concluded, "While we continue to be disappointed with our recent financial results, we are extremely optimistic about the future.  Our first quarter results actually exceeded budget and I am confident that the foundation for success that we have built will begin to produce more positive results in the coming periods."

Key Financial and Operational Statistics for the First Quarter of 2011 Compared to the First Quarter of 2010:

•	Transaction related revenue decreased approximately $1.6 million, or 7.6%

•	Cost of ATM operating revenues decreased $411,000, or 2.4%

•	Gross profit decreased approximately $1.0 million, or 31.3%

•	Selling, general and administrative expense decreased by approximately $85,000, or 3.3%

•	Operating income decreased $953,000, or 130.9%

•	Net loss was $222,000 or $494,000 lower than in 2010

•	Net loss per basic and diluted share was ($0.01) versus ($0.03) in 2010

•	Adjusted EBITDA was $326,000 or 74.7% lower than in 2010

•	Average net transaction-based sale per withdrawal was $0.66 in 2011 compared to $0.73 in 2010

•	Average withdrawal per unit per month decreased by 12 to 237

•	Average number of transacting machines during the quarter was 10,339 compared to 10,983 in 2010

Please refer to the "Disclosure of Non-GAAP Financial Information" below for definitions of Adjusted EBITDA, and Non-GAAP Net Income/(Loss).  For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this release.

We have made certain financial statement reclassifications to prior period amounts to conform to our current period presentation and provide comparable period to period changes.  In the first quarter of 2011, we reclassified commissions paid to merchants as a cost of ATM operating revenues to classify them with other costs associated with transaction-based revenues.  As a result of this change previously reported net sales exclude commissions of approximately $14.2 million and $14.6 million for the three months ended March 31, 2011 and 2010, respectively, and are now included as a cost of ATM operating revenues.  We also made a reclassification of network revenue and other revenues into transaction related revenues from ATM equipment and other revenues in the amounts of $483,000 and $416,000 for the three-month periods ending March 31, 2011 and 2010, respectively.  These changes had no impact on shareholders' deficit or previously reported gross profit, net income or loss.

FIRST QUARTER RESULTS

Transaction-based revenues were approximately $19.0 million during the three months ended March 31, 2011 compared to $20.6 million for the corresponding period of 2010.  This $1.6 million, or 7.6%, decrease was primarily attributable to fewer transacting units and transactions in 2011 compared to 2010.

Service and other revenues decreased by $93,000, or 34.1%, to $180,000 during the three-month period ended March 31, 2011 compared to $273,000 in the corresponding period in 2010.  The decrease was primarily due to fewer billable service calls as a result of the replacement of older ATMs with newer equipment and lower build out revenue associated with installations of ATMs and other related equipment at financial institution locations.

ATM equipment revenues decreased by $911,000, or 68.5%, to approximately $419,000 during the three-months ended March 31, 2011 from $1.3 million during the corresponding period of 2010.  This decrease was the result of hardware sales to several large customers in 2010 that were not repeated in 2011.

Cost of ATM operating revenues decreased approximately $411,000, or 2.4%, to $16.9 million during the three months ended March 31, 2011 compared to approximately $17.4 million in the same period in 2010.  See "Breakout of Cost of Revenues" table in the Selected Income Statement Detail section below.

Selling, general and administrative expense decreased by $85,000, or 3.3%, to $2.5 million for the three months ended March 31, 2011 from approximately $2.6 million for the three months ended March 31, 2010.  Selling, general and administrative expense as a percent of net revenues increased to 12.7% in the first quarter of 2011 from 11.6% in the first quarter of 2010.  We experienced decreases in non-cash compensation, repairs and maintenance, license fees, office related, legal, accounting travel, marketing, and other expenses of approximately $225,000 in the first quarter of 2011 compared to the first quarter of 2010.  These reductions were partially offset by a combined increase of approximately $137,000 of costs related to payroll, rent and professional fees in the three months ended March 31, 2011 compared to the corresponding period of 2010.

We recognized a Non-GAAP net loss of approximately $648,000 for the three months ended March 31, 2011 compared to a Non-GAAP net loss of $577,000 for the same period of 2010.

Disclosure of Non-GAAP Financial Measures

This earnings release includes financial information in accordance with U.S. generally accepted accounting principles ("GAAP"), as well as Non-GAAP financial measures for the three-month periods ended March 31, 2011 and 2010.

To supplement its condensed consolidated financial statements presented in accordance with GAAP, the Company uses the following Non-GAAP financial measures:  Non-GAAP net income/(loss), Non-GAAP net income/(loss) per basic and diluted shares, and Adjusted EBITDA.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  In addition, the Non-GAAP financial measures included in this press release may be different from, and, therefore, not comparable to, similar measures used by other companies.  The Company’s Non-GAAP measures of net income/(loss) and net income/(loss) per basic and diluted share used in this release adjust for the change in warrant valuation.  The Company's Non-GAAP measure of Adjusted EBITDA removes the impact of its debt related interest expense, fair value adjustments of warrants, amortization, depreciation, share-based compensation expenses, and other Non-recurring non-cash charges from its net income/(loss).

Management believes that these Non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain expenses and expenditures that may not be indicative of its core business operating results.  It is also believed that both management and investors benefit from referring to these Non-GAAP financial measures when assessing performance, planning, forecasting and analyzing future periods.  These Non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance and its competitors’ operating results.  Further, certain of the financial covenants in the Company’s credit facility are based on Adjusted EBITDA.  Compliance with these and other financial covenants in the Company’s credit facility is particularly important given the materiality of the facility to the Company’s day-to-day operations.  Thus, management believes that these Non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

The tables below present a reconciliation of Adjusted EBITDA to GAAP net loss, Non-GAAP net loss and Non-GAAP net loss per basic and diluted share, to GAAP net loss and GAAP net loss per basic and diluted share, the most directly comparable GAAP measures, for the three-month periods ended March 31, 2011 and 2010.

About Access to Money, Inc.

Access to Money, Inc. is one of the largest providers and non-bank operators of ATMs in the United States.  With approximately 10,359 terminals under contract, its customers range from national specialty stores, retailers and credit unions to individual convenience stores, and are located throughout all 50 states.  Access to Money also provides student loan outsourcing services to university credit unions throughout the United States.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  All statements other than statements of historical facts included herein, including without limitation, statements regarding our future financial position, business strategy, budgets, projected sales, projected costs and plans and objective of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," ”should” or "believes" or the negative thereof or any variation there on or similar terminology or expressions.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: a decline in ATM transaction volume or fees, changes in technology standards, regulatory changes to interchange fees charged by electronic funds transfer networks, intense competition which could reduce net revenue per ATM or result in us deploying fewer ATMs, increases in interest rates, the inability to obtain cash for our ATMs, disruption of cash replenishment by armored car carriers to our ATMs, reduction in the number of transacting ATMs,  availability of credit, , and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission and other filings with the SEC.  Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this press release.  All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing.  Except as required by law, we assume no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations, or otherwise or to reflect events or circumstances after the date hereof.

– FINANCIAL TABLES FOLLOW –

Access to Money, Inc.
Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash	$3,107	$2,421
Restricted cash	602	601
Accounts receivable, net	1,810	2,552
Leases receivable, net	172	163
Inventories	1,299	917
Prepaid expenses and other	350	440
Deferred financing costs	44	44
Total current assets	7,384	7,138

Property and equipment, net	2,323	2,445
Intangible assets, net	1,252	1,368
Goodwill	10,559	10,559
Deferred financing costs, long term	155	166
Other assets	474	473
Total assets	$22,147	$22,149

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$6,445	$5,667
Accrued expenses	7,091	6,940
Term loans – current portion, net	1,068	1,131
Total current liabilities	14,604	13,738

Long term liabilities:
Term loans and other debt – long term portion, net	17,332	17,590
Warrants	161	587
Total liabilities	32,097	31,915

Shareholders’ deficit:
Common stock, $0.001 par value -
70,000,000 shares authorized; 33,213,652 and 33,205,318 shares issued as of March 31, 2011 and December 31, 2010, respectively, and 33,153,811 and 33,146,333 shares outstanding at March 31, 2011 and December 31, 2010, respectively	33	33
Preferred stock -
5,000 shares authorized, none issued and outstanding	-	-
Additional paid-in capital	138,720	138,681
Treasury stock	(21)	(21)
Accumulated deficit	(148,682)	(148,459)
Total shareholders’ deficit	(9,950)	(9,766)
Total liabilities and shareholders’ deficit	$22,147	$22,149

Access to Money, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2011	2010

Revenues:
Transaction-based revenues	$19,031	$20,600
ATM equipment and other revenues	599	1,603
Net revenues	19,630	22,203
Cost of revenues:
Cost of ATM operating revenues	16,944	17,355
Cost of ATM equipment and other revenues	411	1,535
Total cost of revenues	17,355	18,890
Gross profit	2,275	3,313
Selling, general and administrative expense	2,500	2,585
Operating (loss) income	(225)	728
Interest expense	491	757
Amortization of debt issuance costs	11	559
Other expense (income)	(79)	(11)
Change in fair value of warrants (income) expense	(426)	139
Net loss before income taxes	$(222)	$(716)
Provision (benefit) for income taxes	-	-
Net loss	$(222)	$(716)

Net loss per common share – basic and diluted	$(0.01)	$(0.03)

Weighted average common shares outstanding -basic and diluted	33,148	22,086

SELECTED INCOME STATEMENT DETAIL (unaudited)

Breakout of revenues (in thousands):

	Three Months Ended March 31,
	2011	2010	% Change
Revenues:
Transaction-based revenues	$19,031	$20,600	(7.6)
Service and other revenues	180	273	(34.1)
ATM equipment revenues	419	1,330	(68.5)
Net revenues	$19,630	$22,203	(11.6)

Breakout of cost of revenues (in thousands):

	Three Months Ended March 31,
	2011	2010	% Change
Cost of ATM operating revenues:
Commissions	$14,228	$14,572	(2.4)
Processing costs	745	449	65.9
Armored car service	515	475	8.4
Cost of cash	435	513	(15.2)
Service costs	697	858	(18.8)
Machine depreciation	172	231	(25.5)
Communication costs	116	228	(49.1)
Other costs	36	29	24.1
Total cost of ATM operating revenues	$16,944	$17,355	(2.4)

Cost ATM equipment and other revenues:
ATM equipment cost	329	1,394	(76.4)
Other revenue cost	82	141	(41.8)
Total cost of ATM equipment and other revenues	$411	$1,535	(73.2)

Total cost of revenues	$17,355	$18,890	(8.1)

SELECTED BALANCE SHEET DETAIL (unaudited)

Term loans payable and other debt (in thousands):

	March 31,
	2011	2010

Sovereign Bank	$5,027	$5,264
Lampe Loan Facility	3,150	3,150
Cadence Special Holdings II, LLC	350	350
Note payable to former owner of LJR Consulting	9,755	9,755
Other debt	118	202
Total	$18,400	$18,721
Less: current portion	1,068	1,131
Total long-term debt, excluding current portion	$17,332	$17,590

SELECTED CASH FLOW DETAIL (unaudited)

Selected cash flow statement amounts (in thousands):

	Three Months Ended March 31,
	2011	2010

Cash provided by operating activities	$1,207	$1,060
Cash used in investing activities	(199)	(92)
Cash used in financing activities	(322)	(869)
Net increase (decrease) in cash and cash equivalents	686	99
Cash and cash equivalents at beginning of period	2,421	5,770
Cash and cash equivalents at end of period	$3,107	$5,869

KEY OPERATING METRICS (unaudited)

	Three Months Ended March 31,
	2011	2010

Total transactions	9,220,744	10,186,904
Withdrawal transactions	7,353,244	8,194,709
Average number of transacting ATMs	10,339	10,983
Average withdrawals per ATM per month	237	249
Average gross transaction-based revenue per withdrawal	$2.59	$2.51
Average commission per withdrawal	$1.93	$1.78
Average net transaction-based revenue per withdrawal	$.66	$.73

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

Reconciliation of Adjusted EBITDA to Net Loss (in thousands):

	Three months ended March 31,
	2011	2010

Net loss	$(222)	$(716)
Add:
Interest expense	491	757
Amortization of debt issuance costs	11	559
Depreciation	267	322
Amortization	165	172
Non-cash stock compensation expense	38	50
Loss on asset disposal	2	7
Change in warrant value	(426)	139
Adjusted EBITDA	$326	$1,290

Reconciliation of Non-GAAP Net Loss to GAAP Net Loss (in thousands):

	Three months ended March 31,
Net Loss	2011	2010

GAAP net loss	$(222)	$(716)
Change in warrant valuation	(426)	139
Non-GAAP net loss	$(648)	$(577)

Reconciliation of Non-GAAP Basic & Diluted Net Loss Per Share to GAAP Basic & Diluted Net Loss Per Share:

	Three months ended March 31,
Net Loss Per Basic and Diluted Share	2011	2010

GAAP net loss per basic and diluted share	$(0.01)	$(0.03)
Change in warrant valuation	(0.01)	(0.01)
Non-GAAP net loss per basic and diluted share	$(0.02)	$(0.02)

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